Exhibit 99.1

Flexsteel Board of Directors Unanimously Rejects Unsolicited Proposal from CSC Generation Holdings

Proposal Substantially Undervalues Flexsteel and
is Not in the Best Interests of Shareholders

Dubuque, Iowa – September 1, 2022 — Flexsteel Industries, Inc. (NASDAQ: FLXS) (“Flexsteel” or the “Company”) today announced that its Board of Directors, in consultation with its independent financial and legal advisors, has unanimously rejected the unsolicited, preliminary non-binding proposal from CSC Generation Holdings, Inc. (“CSC”) to acquire Flexsteel for $20.80 per share in cash.

"After careful review and consideration of CSC’s unsolicited proposal, our Board determined that the proposal substantially undervalues Flexsteel, is opportunistic, and is not in the best interest of the Company or our shareholders,” said Flexsteel Chairman Thomas M. Levine. “The Board is confident that the management team’s continued successful execution of Flexsteel’s strategic plan will generate superior long-term value for shareholders.”

Flexsteel President and CEO Jerry Dittmer added, “Following another record-setting sales year in fiscal 2022, we continue to make notable strides in executing our strategic plan, strengthening our supply chain and investing in talent, product innovation and digital capabilities. In addition, our commitment to driving profitable growth and continued focus on working capital management will enable us to generate strong free cash flow, further strengthen our balance sheet and invest in additional long-term growth initiatives. By leveraging our financial strength and executing the three legs of our growth strategy – expanding our sales distribution, driving growth through new product categories, and expanding into new consumer segments – we are confident in our ability to navigate macroeconomic headwinds and increase our market share as we deliver value for our customers, business partners and shareholders over time.”

Wells Fargo Securities, LLC is acting as financial advisor and Faegre Drinker Biddle & Reath LLP is acting as legal advisor to Flexsteel.

About Flexsteel

Flexsteel Industries, Inc., and Subsidiaries (the “Company”) is one of the largest manufacturers, importers, and marketers of residential furniture products in the United States. Product offerings include a wide variety of furniture such as sofas, loveseats, chairs, reclining rocking chairs, swivel rockers, sofa beds, convertible bedding units, occasional tables, desks, dining tables and chairs, kitchen storage, bedroom furniture, and outdoor furniture. A featured component in most of the upholstered furniture is a unique steel drop-in seat spring from which the name “Flexsteel” is derived. The Company distributes its products throughout the United States through its e-commerce channel and direct sales force.

Forward-Looking Statements

Statements, including those in this release, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. There are certain important factors that could cause our results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, supply chain disruptions, litigation, the effectiveness of new product introductions and distribution channels, the product mix of sales, pricing pressures, the cost of raw materials and fuel, retention and recruitment of key employees, actions by governments including laws, regulations, taxes and tariffs, the amount of sales generated and the profit margins thereon, competition (both U.S. and foreign), credit exposure with customers, participation in multi-employer pension plans, the impact of the COVID-19 pandemic and general economic conditions. For further information regarding these risks and uncertainties, see the “Risk Factors” section in Item 1A of our most recent Annual Report on Form 10-K.

CONTACTS

Investors:

Investors@flexsteel.com

Media:

FGS Global

George Sard / Jared Levy / Bryan Locke

Flexsteel-FGS@fgsglobal.com